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                                                                   EXHIBIT 10.1


PHOENIX INTERNATIONAL LTD., INC.
500 International Parkway
Heathrow, Florida 32746
Telephone: (407) 548-5100
Fax: (407) 548-5299

                             DOMESTIC SOFTWARE LICENSE AGREEMENT
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Name of Customer:                                   Effective Date (Day/Month/Year):

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Type of entity:                                     State of formation:

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Mailing Address:                                    Business  Address  (if  different  from  mailing
                                                    address):

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City, State, Postal Code:                           City, State, Postal Code:

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Phone Number:                                       Fax Number:

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Phoenix International Ltd., Inc. ("Phoenix") has developed a retail banking system which the party identified as Customer above ("Customer") wishes to license. In consideration of the obligations of the and agreements of the parties as set forth below, the parties hereby agree as follows:


1    DEFINITIONS

1.1 "Affiliate" shall mean a parent company owning a majority of the Customer, and majority owned subsidiaries of the Customer.

1.2 "Changes" shall mean corrections, updates, upgrades, translations, additions and modifications to the Software and Documentation, and any other new or additional works based in whole or in part on the Software or Documentation.

1.3 "Client Devices" shall mean workstations, personal computers, terminals and other devices connected to the Server through the Customer Network which access and Use the Software to input, read, interpret, manipulate, or display Customer's data.

1.4 "Confidential Information" shall mean any competitively sensitive or secret business, marketing, or technical information of Phoenix or Customer, including the terms of this Agreement and all other Agreements and communications between Phoenix and Customer. Phoenix's Confidential Information shall include, but not limited to, the Software and Documentation, including all Changes. Customer's Confidential Information shall include, but not limited to, all information concerning Customer's customers and their accounts. Confidential Information shall not include information which is (i) generally known to the public or readily ascertainable from public sources (other than as a result of a breach of confidentiality hereunder), (ii) independently developed by the receiving party without reference to or reliance on any Confidential Information of the disclosing party, as demonstrated by written records of the receiving party, or
(iii) obtained from an independent third party who created or acquired such information without reference to or reliance on Confidential Information.

1.5 "Customer and Software Support" shall have the meaning set forth in Section
8.

1.6 "Customer Network" shall mean the Server and the Client Devices at the Designated Location and the Remote Branches for which license fees have been paid hereunder.

1.7 "Designated Location" shall mean the street address of the location of the Server as specified on Exhibit D. Customer shall notify Phoenix prior to any change in the

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location of the Server. Upon such notice, Exhibit D will be deemed automatically amended to reflect the change.

1.8 "Documentation" shall mean the user documentation relating to the Software provided to Customer by or on behalf of Phoenix.

1.9 "Effective Date" means the date first set forth above as the date of this Agreement.

1.10 "Implementation Date" shall mean the date upon which the Software is ready for live processing of Customer's data.

1.11 "Licensed Products" shall mean collectively the Software and Documentation.

1.12 "Related Expenses" shall mean reasonable travel and other out-of-pocket expenses incurred by Phoenix in the performance of its obligations hereunder, including (without limitation) airfare, travel costs, lodging costs, and meals; shipping charges, courier and delivery charges; tape, cartridge, CD and diskette cost; and voice and data telecommunications expenses. To the extent reasonably possible, Phoenix will obtain the approval of Customer prior to incurring substantial Related Expenses, and Customer will not unreasonably withhold such approval. Phoenix travel expenses shall be in conformance with the Phoenix Travel and Entertainment Policy as in effect from time to time, a copy of which shall be provided to Customer upon request.

1.13 "Remote Branches" shall mean the street addresses listed in Exhibit D where Client Devices reside.

1.14 "Server" shall mean the network file server on which the relational database for the Software resides.

1.15 "Software" shall mean the object code version of the Phoenix software listed in Exhibit A, along with all Changes provided to Customer or authorized by Phoenix hereunder.

1.16 "Term" shall have the meaning set forth in Section 4 below.

1.17 "Third Party Software" shall mean any third party software to be used in conjunction with the Phoenix Software.

1.18 "Use" (used as a noun or verb) shall mean the reading into computer memory of the Software for the purpose of access and/or execution, in whole or in part.

2    LICENSE GRANT

2.1 License. Subject to the restrictions and limitations of this Agreement and to payment of the fees set forth herein, Phoenix hereby grants to Customer a non-exclusive, non-transferable license during the term of this Agreement within the United States to:

  (1)Use the Software on the Customer Network;

  (2)transfer the Software to a backup machine when the primary Server or any associated machine elements required for Use of the Software are temporarily inoperable or unusable, or to another machine for disaster recovery testing (which may occur concurrent with normal Use of the Software to process Customer's data on Customer Network), or for actual disaster recovery and processing in the event the Customer Network is non-functional due to the occurrence of disaster;

  (3)make a reasonable number of additional copies of the Software for testing, backup, and archival purposes in support of its ordinary Use of the Software;

  (4)use the Documentation in support of Customer's Use of the Software;

  (5)make a reasonable number of additional copies of the Documentation or portions thereof as required to support the Use of the Software.

2.2 Restrictions. The Software may only be used for Customer's and its Affiliates' own internal data processing needs. Customer may not, without the prior written consent of Phoenix:

  (1)translate, reverse engineer, de-compile, interpret or disassemble the Software;

  (2)transfer, distribute, sell, lease, or assign the Licensed Products;

  (3)use the Licensed Products to process accounts or records, or to generate output data, for the direct benefit of, or for purposes of rendering services to, any business entity or organization other than Customer and its Affiliates, provided Customer shall not be prevented from processing its customer's accounts; or

  (4)make any Changes to the Software.

2.3 Delivery. Phoenix will deliver to Customer one copy of the current unmodified version of the Software (as listed in Exhibit A) in object code form, and one copy of the current version of the Documentation. The licenses granted to Customer under Section 2.1 shall become immediately effective, and shall not be delayed or contingent based on installation, operation, or the delivery or completion of any services.

2.4 Records. Customer agrees to maintain a record of the number and location of all copies of the Licensed Products in its possession. Customer shall provide Phoenix with a copy of such record upon Phoenix's written request. Following prior written notice, Phoenix or its designee shall have the right to enter Customer's premises during regular business hours in a non-disruptive manner for the purpose of inspecting the location and use of the Software and Documentation, the compliance of Customer with the provisions of this Agreement, and the standard procedures of Customer regarding retention, safekeeping, and disposal of all media and materials pertaining thereto


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3     PAYMENTS AND TERMS.

3.1 Fees. The fees and charges for products and services to be provided under this Agreement are set forth in Exhibit B. All amounts shall be paid in U.S. dollars by wire transfer to the bank account designated by Phoenix in accordance with the payment terms set forth in Exhibit B, or as otherwise agreed between Phoenix and Customer. Additionally, Customer shall pay all Related Expenses incurred by Phoenix.

3.2 Payment Terms. All invoices shall be due and payable on the date specified in Exhibit B, or, if a date is not specified, not later than 30 days following the date of invoice. Overdue amounts shall incur interest at the lesser of 1 1/2% per month or the highest rate allowed under applicable law. Time is of the essence with respect to all payments due from Customer hereunder.

3.3 Taxes. Customer shall pay on a timely basis all sales, use and other taxes arising out the transactions contemplated herein, however designated, based or levied by any federal, state, municipal or local taxing authority (but shall not include United States Federal, state or local taxes based upon the net income of Phoenix) ("Taxes"). Customer shall promptly reimburse and shall indemnify Phoenix for all Taxes which Phoenix is required by any taxing authority to pay. Customer shall, as soon as practicable, forward to Phoenix documentation evidencing payment of all such taxes. Customer may challenge the applicability of any Tax only after paying the Tax or giving Phoenix satisfactory assurance of compliance.

3.4 Fee Adjustments. Phoenix reserves the right to adjust its prices once per year subject to 30 days advanced written notice. The Customer and Software Support Fee shall not be increased by more than the greater of 6% or the increase in the U.S. Consumer Price Index for the previous 12 month period.

4    TERM AND TERMINATION

4.1 Term. This Agreement and the license granted herein shall have an initial term commencing on the Effective Date and continuing for a period of 5 years from the Implementation Date (the "Initial Term"). Thereafter, this Agreement shall automatically renew for additional 1 year periods unless and until either party notifies the other in writing of its desire not to renew this Agreement at least 90 days prior to the last day of the Initial Term or any subsequent renewal period.

4.2 Termination by Phoenix. Phoenix shall have the right to terminate this Agreement upon the occurrence of any of the following events:

  (1)Customer's material breach of any provision of this Agreement if Customer has not initiated adequate steps to cure such breach within 20 days following written notice of such breach to Customer; or

  (2)Customer's failure to obtain and pay for Customer and Software Support; or

  (3)Customer ceases to do business, makes a composition or assignment for the benefit of its creditors, makes a general arrangement with its creditors concerning any extension or forgiveness of any of its secured debt, becomes bankrupt or insolvent, suffers or seeks the appointment of a receiver to the whole or any material part of its business, takes any action to liquidate or wind up the whole or any material part of its business, is found subject to any provisions of any bankruptcy code concerning involuntary bankruptcy or similar proceeding, or suffers a material adverse change in its financial position, and any such event affects or delays payments to Phoenix hereunder; or

4.3 Result of Termination by Phoenix. In the event that this Agreement is terminated under Section 4.2(1) above, Customer's license to Use the Software shall immediately cease. In all other cases, Customer may continue to Use the Software in accordance with this Agreement for up to 180 days following termination, provided that Customer has paid and continues to pay all amounts due as if this Agreement were still in effect. Upon expiration of such period (and immediately, in the event of termination under Section 4.2(1)), Customer shall either return to Phoenix or destroy all copies of the Licensed Products. Upon Phoenix's request, Customer shall certify that it has completed such action.

4.4 Termination by Customer. Customer may terminate this Agreement upon the occurrence of any of the following:

  (1) Phoenix's material breach of any provision of this Agreement if Phoenix has not initiated adequate steps to cure such breach within 20 days following written notice of such breach to Phoenix; or

  (2)Phoenix ceases to do business, makes a composition or assignment for the benefit of its creditors, makes a general arrangement with its creditors concerning any extension or forgiveness of any of its secured debt, becomes bankrupt or insolvent, suffers or seeks the appointment of a receiver to the whole or any material part of its business, takes any action to liquidate or wind up the whole or any material part of its business, is found subject to any provisions of any bankruptcy code concerning involuntary bankruptcy or similar proceeding, or suffers a material adverse change in its financial position, and any such event materially affects Phoenix's ability to meet its obligations hereunder.

4.5 Result of Termination by Customer. In the event that this Agreement is terminated by Customer under Section 4.4, or by Phoenix after the Initial Term, Customer may continue to Use the Software in accordance with this Agreement until the later of nine months following such termination or the end of the Initial Term. Upon expiration of such period, Customer shall either return to Phoenix or


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destroy all copies of the Licensed Products. Upon Phoenix's request, Customer shall certify that it has completed such action.

4.6 Survival. All obligations with respect to restrictions on use of the Licensed Products, confidentiality, payment of fees, ownership, and protection of intellectual property rights shall survive any termination of this Agreement.

4.7 Non-exclusive Remedy. The rights and remedies of the parties are not exclusive and are in addition to any other rights and remedies provided by law or equity.

4.8 De-Conversion. Upon Customer's request, following the termination or expiration of Customer's right to Use the Software, Phoenix shall assist Customer with the conversion of its data from its then current format into a generic format. Customer shall pay Phoenix on a time and materials basis for such assistance at its then current published rates for the Territory, plus Related Expenses.

4.9 Source Code. Phoenix will deposit the most current version of the source code for the Software with an independent escrow agent. In the event that Phoenix, or any successor, shall cease to provide Customer and Software Support, Customer's license for the use of the Software hereunder is still in effect, and Customer has paid its Customer and Software Support Fee and all other fees due hereunder, Customer shall have the right to obtain, for its own sole and exclusive use for the sole purpose of maintaining and supporting the Software, with no right of transfer, a single copy of such source code from the escrow agent, subject to the terms of this Agreement.

5    TITLE

5.1 Ownership. The Software and Documentation are (i) copyrighted works protected by copyright laws, treaties and conventions of the United States and the Territory and (ii) contain trade secrets and Confidential Information of Phoenix protected under applicable law of the United States and the Territory. Phoenix retains all right, title, and interest in and to the Software, Documentation, and all copyright, trade secret, patent and other intellectual property rights contained therein, subject only to the limited license granted to Customer in Section 2 hereof. Phoenix shall also exclusively own all Changes to the Licensed Products, whether made by or on behalf of Phoenix, Customer, or their employees, agents or otherwise, provided, however, that Customer shall own any additions to the Software which are not based on the Software or other Phoenix code and which are produced by Customer without significant assistance from Phoenix. To the extent that Changes, including all associated intellectual property rights, are not owned in their entirety by Phoenix immediately upon their creation, Customer agrees to assign (and hereby automatically assigns) all right, title and interest therein to Phoenix, without any requirement of consideration or further documentation. Customer agrees to take such further action and execute such further documentation as Phoenix may reasonably request to give effect to this Section 5.1.

5.2 Infringement. Customer shall immediately notify Phoenix in the event that it discovers any infringement of Phoenix's rights in the Licensed Products or any violation of the terms of a License Agreement, and shall, at Phoenix's expense, cooperate with Phoenix and assist in the prosecution of Phoenix's claim.

6    INSTALLATION

Phoenix shall provide the implementation services set forth in Exhibit C for the fees set forth in Exhibit B.

7    CUSTOMER OBLIGATIONS

7.1 Customer Contact. Each of Phoenix and Customer shall appoint a Contact Person, listed on Exhibit D, to serve as the focal point of communication between Phoenix and Customer. Each party shall direct all communications concerning this Agreement and their obligations hereunder (other than routine support related communications) to the Customer Contact. Each party may change the Contact Person at any time upon written notice to the other party.

7.2 Hardware and Software Requirements. Prior to Installation of the Software, Customer shall license and obtain (i) the Third Party Software and (ii) the Customer Network. The Customer Network must be in compliance with the Phoenix Network and Configuration Standards Guide as provided by Phoenix to Customer, and the other requirements set forth in Exhibit C. The Software will not work properly if the Customer Network is not in compliance with such standards. Alternative hardware and software configurations will be evaluated for use with the Software by Phoenix upon Customer's reasonable request, provided that Customer pays all of Phoenix's costs in connection with such evaluation. Customer shall provide at its cost an on-line telecommunications link with a telephone modem in accordance with the Phoenix Network and Configuration Standards Guide in order to provide Phoenix access to the Customer Network. Phoenix shall not use such access for any reason other than to provide Customer and Software Support hereunder and to monitor the size, configuration, and performance of the Customer Network.

7.3 Personnel. Customer shall keep its personnel trained in the operation of the Licensed Products and the Customer Network.

8    CUSTOMER AND SOFTWARE SUPPORT

8.1 Customer and Software Support. Following delivery of the Software to Customer, and subject to payment by Customer of the Customer and Software Support Fees set forth in Exhibit B, Phoenix shall provide Customer with Customer and Software Support, which shall consist of the following:

  (1)Phoenix shall provide Customer with updates, patches, bug fixes and new releases of the Software and


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  Documentation which Phoenix provides to its customers generally;

  (2)Phoenix will provide remote telephonic support for the Licensed Products Monday through Friday, 8:00 AM to 5:00 PM eastern standard time and emergency telephonic support via pager access 24 hours a day, 365 days per year. Telephone support shall include (i) diagnosing errors or malfunctions in the Software and malfunctions caused by operator error, (ii) advising Customer of corrective measures, and (iii) clarifying operating instructions contained in the Documentation; and

  (3)Phoenix shall insure that the Software operates in conformance with the Documentation. If the Software fails to operate in conformance with the Documentation, and the problem cannot be remedied thorough telephonic support, Phoenix shall use all reasonable efforts to correct or replace the Software or portions thereof or provide a temporary work-around for such problem within a reasonable period of time based upon the impact of the problem on Customer's ability to operate.

8.2 Customer Obligations. Customer shall promptly notify Phoenix of all problems with the Software, and shall, if applicable, provide assistance in identifying and detecting problems, errors, and malfunctions. As requested by Phoenix, Customer shall provide data and information regarding all errors in sufficient detail and with sufficient supporting documentation to enable Phoenix to diagnose, and if necessary, recreate the problem, error, or malfunction.

8.3 Limitation. Customer and Software Support shall not cover malfunctions and errors caused by (i) misuse or abuse of the Software, (ii) by use of the Software with hardware or software other than that approved by Phoenix for use with the Software, or (iii) Changes made other than by or with the express written consent of Phoenix. Customer and Software Support shall only be provided for the most current release of the Software provided to Customer, and, for a period of 90 days after delivery of the most current release, of the previous release of the Software. Support may be provided for previous releases after such 90 day period at Phoenix's option at Phoenix's then current time and materials rates for such services for the Territory, plus Related Expenses.

8.4 Subsequent Releases. Customer shall install all corrections, enhancements, and subsequent releases of the Software within 90 days after receipt from Phoenix. Customer shall not be required to implement any release which is found to contain significant errors or which, if implemented, would materially impair Customer's ability to use the Software as used by Customer prior to such release.

8.5 Support Guidelines. Phoenix shall use best efforts to respond to and resolve Customer's requests for support hereunder within the time periods set forth in the Phoenix Response and Resolution Guidelines, the current version of which are attached hereto as Exhibit E.

9    WARRANTIES

9.1 Warranty. Phoenix warrants that, for a period of 90 days after delivery, the original unmodified version of the Software shall conform in all material respects with any program descriptions included in the Documentation. Phoenix does not warrant that the Licensed Products will operate without interruption or be error-free. Phoenix warrants that the Software will operate in accordance with this Agreement on dates occurring on and after January 1, 2000, to the same extent that it operates prior to such date and that the Software will be capable of properly processing data having dates falling on and after January 1, 2000. In the event Customer discovers any non-conformance by the Software with the above warranty (a "defect"), Customer agrees to provide Phoenix notice of such defect, and shall, upon Phoenix's request, provide such data and information regarding the defect as Phoenix may require to recreate the defect. Phoenix agrees, as its exclusive obligation for any breach of such warranty, to use its best reasonable efforts to correct reported defects. Phoenix shall not be responsible for (i) unreported defects, (ii) defects caused by misuse or abuse of the Software, (iii) defects caused by use of the Software with hardware or software other than that approved by Phoenix for use with the Software, or for (iv) Changes made other than by or with the express written authority of Phoenix. Customer shall be limited to the warranties provided by third-party licensors or manufacturers with respect to third-party software or equipment that may be provided by Phoenix.

9.2 DISCLAIMER. EXCEPT AS PROVIDED IN SECTION 6.1 ABOVE, PHOENIX SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.3 LIMITATION OF LIABILITY. IN NO EVENT SHALL PHOENIX BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE, OR INABILITY TO USE, THE LICENSED PRODUCTS OR ARISING OUT OF ANY OTHER CIRCUMSTANCES ASSOCIATED WITH THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION DAMAGES BASED ON LOSS OF PROFIT, LOSS OR INTERRUPTION OF DATA OR COMPUTER TIME, ALTERATION OR ERRONEOUS TRANSMISSION OF DATA, EVEN IF PHOENIX IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. Phoenix's total liability to Customer under any provision of this Agreement (other than indemnification under Section 10) or for any and all claims, losses or damages relating to the Licensed Products (whether based on tort, contract, or any other theory), other


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than claims based upon the gross negligence or willful misconduct of Phoenix, shall be limited to the amount actually paid by Customer to Phoenix for the Licensed Products giving rise to the liability. The parties acknowledge that each of them relied upon the inclusion of this limitation in consideration of entering into this Agreement.

10   PATENT AND COPYRIGHT INDEMNITY

10.1 Infringement Claims. If a third party claims that the Software infringes any patent, copyright, trade secret, or similar intellectual property right of any third party, and such claim would impair Customer's right to use the Software hereunder, Phoenix shall (as long as Customer is not in default under this Agreement or any other agreement with Phoenix) defend Customer against that claim at Phoenix's expense and pay all damages awarded by a court in a final judgment, provided that Customer (i) promptly notifies Phoenix in writing of any such claim, (ii) allows Phoenix to control the defense and disposition of such claim, including any related settlement negotiations, and (iii) cooperates with Phoenix, at Phoenix's expense, in the defense of such claim.

10.2 Remedies. If such a claim is made or appears possible, Phoenix may, at its option, either (i) secure for Customer the right to continue to use the Software, (ii) modify or replace the Software so it is non-infringing, or (iii) refund a pro-rata portion of the license fees paid for the infringing material based on a five year straight line useful period. Phoenix has no obligation hereunder for any claim based on a modified version of the Software which has not been prepared solely by Phoenix, or for any combination, operation or use of the Software with any hardware or software not approved in writing by Phoenix. Phoenix also shall have no obligation hereunder for any claim based on theories of law that are not substantially equivalent to laws, treaties and conventions applicable to U.S. patents, copyrights, trade secrets, and similar intellectual property rights. THIS SECTION 10 STATES PHOENIX'S ENTIRE OBLIGATION TO CUSTOMER WITH RESPECT TO MATTERS OF TITLE OR ANY CLAIM OF INFRINGEMENT THEREOF.

11   CONFIDENTIALITY

11.1 Confidentiality. Each Party agrees at all times to maintain the complete confidentiality of the Confidential Information of the other. Each Party shall not permit or authorize access to, or disclosure of, the Confidential Information of the other to any person or entity other than employees or advisors who have a "need to know" such information in order to enable the receiving party to exercise its rights or perform its obligations under this Agreement. Neither party shall disclose or supply the Confidential Information of the other to any non-employee third party without the prior written approval of the other party, which approval shall not be unreasonably withheld, provided the requesting party can demonstrate a need for such disclosure in order to comply with its obligations hereunder. Either party may disclose portions of the Confidential Information of the other to governmental regulatory authorities if such disclosure is required by applicable laws, provided the party required to make such disclosure notifies the other party of the applicable legal requirements before such disclosure occurs and assists the other party to obtain such protection as may be available to preserve the confidentiality of such information.

11.2 Disposal. Prior to disposal of any media or materials that contain any part of the Software, Documentation or other Confidential Information of Phoenix, Customer shall obliterate or otherwise destroy all code, instructions, commentary, or further evidence of Confidential Information, for example, by erasing, incinerating, or shredding such materials.

12   ARBITRATION

In the event a claim, controversy or dispute between Phoenix and Customer arises out of or in connection with this Agreement or the transactions and business contemplated hereby, including the validity, construction or enforcement thereof, either party may demand that such matter be submitted to final and binding arbitration. All arbitration proceedings shall be held in Atlanta, Georgia, unless Phoenix and Customer agree in writing to another location. All arbitration proceedings and records shall be in English. Issuance of an arbitration demand shall suspend the effect of any default entailed by such claim, controversy or dispute and any judicial or administrative proceedings instituted in connection therewith, for the duration of the arbitration proceedings. Arbitration shall be governed by the commercial rules of the American Arbitration Association (the "AAA"). Arbitration shall be conducted by one arbitrator who shall be chosen by the AAA within 5 days of receipt of the arbitration demand. The arbitrator or arbitrators shall determine whether a default has occurred, and shall deliver its or their decision within 45 days of the date of receipt of the arbitration demand, specifying such remedy (including money damages) as shall (a) fully implement the intent and purposes of this Agreement and (b) indemnify and hold harmless the non-breaching party from all losses, costs and expenses (including costs of arbitration and reasonable attorneys' fees) resulting from the default. Termination or limitation of Phoenix's rights in the Software, the Documentation, or any associated intellectual property rights may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Phoenix shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction in order to protect its rights in the Software, the Documentation, or any associated intellectual property rights while such proceeding is pending or in support of any award made pursuant to such arbitration. Phoenix and


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Customer hereby consent to the enforcement of any arbitral judgment or award rendered pursuant to this Section in the courts of each state where Customer or Phoenix have offices or significant assets.

13   EXPORT

13.1 Export Restrictions. Customer shall not ship or export the Licensed Products outside of the United States without the express written consent of Phoenix.

14   GENERAL

14.1 Notice. Notices shall be deemed given upon receipt if transmitted by fax, registered mail, or overnight courier service if properly addressed as first set forth above, or to such other address as may be requested by written notice in compliance with this Section.

14.2 Assignment. Customer may not assign, transfer, or delegate its rights or obligations hereunder without Phoenix's prior written consent. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns. For purposes of this Section, the acquisition of more than 50% of the voting stock of Customer, the acquisition of all or substantially all the business and assets of Customer, or the merger of Customer with or into another entity shall constitute an unauthorized assignment, unless all other provisions of this Agreement are duly honored, the surviving entity signs a new license agreement with Phoenix containing terms and conditions reasonably acceptable to Phoenix, and the surviving entity pays additional license fees for use of the Licensed Products as necessary for the asset size of the entity resulting out of the transaction which will use the Software.

14.3 Waiver. The failure of either party to enforce any term of this Agreement shall not constitute a waiver of either party's right to enforce every term of this Agreement.

14.4 Enforcement. If either party brings an action under this Agreement (including appeal), the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

14.5 Should any provision of this Agreement be held by a court of competent jurisdiction or arbitration authority to be unenforceable, the remaining provisions of this Agreement shall not be affected or impaired thereby.

14.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF FLORIDA, EXCLUDING ITS CONFLICT OF LAWS RULES. WITH RESPECT TO ANY CLAIM OF EITHER PARTY WITH RESPECT TO OWNERSHIP OF THE LICENSED PRODUCTS, THE PROTECTION OF INTELLECTUAL PROPERTY OR CONFIDENTIAL INFORMATION OF PHOENIX, OR THE PAYMENT OF AMOUNTS DUE PHOENIX HEREUNDER, CUSTOMER HEREBY CONSENTS TO BE SUBJECT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF FLORIDA.

14.7 Force Majeure. Neither party shall be in default by reason of any failure in the performance of this Agreement other than a failure to make payment when due or to comply with restrictions upon the Use of the Licensed Products) if such failure arises out of any act, event or circumstance beyond the reasonable control of such party, whether or not otherwise foreseeable. The party so affected will resume performance as soon as reasonably possible.

14.8 Headings and Captions. The headings and captions appearing in this Agreement are inserted only as a matter of convenience and in no way limit the scope or affect the meaning of any section.

14.9 Employees. Neither party shall hire or solicit for hire any employee of the other without the express written consent of the other party.

14.10 Prior Agreements, Amendment. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements between them regarding the Licensed Products, and may not be modified or amended except in writing signed by authorized representatives of both parties.


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the Effective Date.

PHOENIX INTERNATIONAL LTD., INC.               CUSTOMER:


--------------------------------               --------------------------------
Signature                                      Signature


--------------------------------               --------------------------------
Print Name                                     Print Name


--------------------------------               --------------------------------
Print Title                                    Print Title



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                                                                   CONFIDENTIAL


                                   EXHIBIT A
                                    SOFTWARE

PHOENIX SOFTWARE:



































                                       8
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                                                                   CONFIDENTIAL


                                   EXHIBIT B
                                      FEES

1.  INITIAL LICENSE FEES
    BASED ON ASSET SIZE OF CUSTOMER
    CURRENT LICENSE FEE FOR UP TO $ _____ MILLION IN ASSETS

    Phoenix Retail Banking System (________ Version)      $
                                                           --------------------
    Internet Module                                       $
                                                           --------------------
    Etc.                                                  $
                                                           --------------------

    TOTAL LICENSE FEES                                    $
                                                           ====================

2.  ADDITIONAL LICENSE FEES:

    Asset Size Upgrade Fee                                $
                                                           --------------------

3.  IMPLEMENTATION FEES                                   $
                                                           --------------------

4.  ANNUAL CUSTOMER AND SOFTWARE SUPPORT FEES:

                                                          $
                                                           ====================
5.  PAYMENT TERMS

    5.1 All License Fees shall be billable upon execution of this Agreement. The License Fees are one-time initial license fees for the delivery of the current version of the Software, and are fully earned and non-refundable upon shipment of the Software to Customer. All modifications and enhancements for the Software requested by Customer shall be the subject of a separate agreement with separate consideration and license fees to be paid therefore.

    5.2 Customer shall pay to Phoenix Additional License Fees as set forth above each time that its total assets exceed the pricing tier for which license fees have already been paid, whether such growth is internal, or through merger or acquisition. Phoenix upgrade tiers and Additional License Fees are set forth above.

    5.3 Customer shall pay Phoenix an Implementation Fee as set forth above for implementation services. Such fee is due 50% upon execution of this Agreement, 25% upon mock conversion, and 25% upon live conversion for the first location of the Customer.

    5.4 Each year during the term of this Agreement, for a minimum of five years, Customer shall pay Phoenix a Customer and Software Support Fee as set forth above. The Customer and Software Support Fee shall increase by 20% of any license upgrade fees which Customer is obligated to pay. If upgrade license fees are due prior to the next due date of the Customer and Software Support Fee, Customer shall pay Phoenix a prorated portion of the increase in the Customer and Software Support Fee for the remaining part of the year at the time that the license upgrade fee is paid. The Customer and Software Support Fee is billable on the date the Software is installed at Customer's first location and each on each anniversary thereof during the term of this Agreement, and for so long as Customer continues to use the Software.

    5.5 No fees due hereunder shall be reduced or delayed due to any delay of implementation at the request of the Customer.



                                       9
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                                                                   CONFIDENTIAL


                                   EXHIBIT C
            IMPLEMENTATION, CONFIGURATIONS AND THIRD PARTY SOFTWARE

IMPLEMENTATION











NETWORK REQUIREMENTS

1.  Network Requirements

    Customer agrees to provide and maintain a network in accordance with the standards set forth in the Phoenix Hardware and Network Services Guide, as provided by Phoenix and amended from time to time.

2.  UNIX on NT Server Requirements

    Customer agrees to provide and maintain a _______________________ server at a size recommended by Phoenix, or greater.

3.  Sybase or MicroSoft Sequel Server Software Requirements




THIRD PARTY SOFTWARE



                                      10
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                                                                   CONFIDENTIAL


                                   EXHIBIT D

           CUSTOMER CONTACT, DESIGNATED LOCATION AND REMOTE BRANCHES


CUSTOMER CONTACT:


DESIGNATED LOCATION:




REMOTE LOCATIONS:































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                                                                   CONFIDENTIAL


                                   EXHIBIT E

                       RESPONSE AND RESOLUTION GUIDELINES

PROBLEM SEVERITY LEVELS

Every call is assigned a severity level during its setup within the call log. This severity level controls both the manner and speed with which the Customer Support specialist responds back to the caller, as well as the timetable within which the support group works to resolve the problem. All references to time and business days refer to time and business days Eastern Standard Time. Standard severity levels are as follows:

    Critical Highest priority classification. Assigned to problems that prevent the bank from conducting normal business, typically problems involving core processing failures, recurring application crashes, and serious calculative errors.

    High Second highest priority classification. Assigned to problems that have a serious impact on the bank's operations, but do not prevent the bank from conducting business. Examples of high-priority problems include nightly processing errors that cause the bank to go out of balance, reports with incorrect information, and inaccurate display screen calculations.

    Medium Third highest priority classification. Assigned to problems that inconvenience the bank but do necessarily represent calculative errors or other software failures. Typical medium-priority problems include print routines that take longer than desired, account setup routines that require redundant data entry, and window options that do not properly reflect bank-defined default values.

    Low Lowest priority classification. Assigned to problems that are primarily cosmetic in nature (typographical errors, alignment problems, etc.). Low-priority problems detract from the system's elegance and polish, but not from its core functionality.

RESPONSE GUIDELINES

Following are the target response times for each level of problem severity:

    Critical   A return call will be made within 45 minutes.

    High A return call will be made to the bank within 3 hours, but never later than the end of that business day, unless calls come in within 1 hour of the end of the business day, in which case a return call must be made within the first 2 hours of the next business day.

    Medium A return call will be made to the bank during the same business day, or if the call comes within 3 hours of the end of the business day, a return call must be made by the end of the next business day.

    Low        A return call will be made by the end of the next business day.













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                                                                   CONFIDENTIAL


RESOLUTION GUIDELINES

Following are the target resolution timeframes for each classification. Phoenix will use its reasonable commercial efforts to provide a code fix or a work around for all reported problems within the following time frames. If a work around is provided, Phoenix will provide a code fix at a later time or with the next release of the software, if necessary. Given the uncertain nature of troubleshooting technical software problems, however, Phoenix cannot guarantee such time frames.

    Critical For calls logged either during or after normal support hours, the problem should be resolved within 5 hours. Phoenix shall involve such resources as necessary to remedy critical errors as soon as possible, including escalating the problem to the Senior Vice President in charge of Client Services within 1 hour.

    High For calls logged either during or after normal support hours, the problem should be resolved within 24 hours.

    Medium Based on consultation with the bank, the problem should be resolved either during the next scheduled software release (preferred) or, at the bank's explicit request, within 5 business days.

    Low The problem should be resolved according to a mutually agreed schedule.







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